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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report to the Board of Directors of Copley Properties, Inc. dated March 15, 1996, included in or made a part of Form 10-K/A-1 for Copley Properties, Inc. for the fiscal year ended December 31, 1995.





                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
May 9, 1996


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